Exhibit 4.12.3

AGREEMENT No.2
on Amendments to Network Interconnection Contract No. 03-01-01 dated August 01, 2003

City of Moscow	Dated: October 1, 2006

This Agreement is entered into by and between Rostelecom, Open Joint-Stock Company for Long-Distance and International Telecommunications, hereinafter, “Rostelecom”, represented by OAO Rostelecom General Director D.Ye. Yerokhin, authorized to act by Charter, on the one part, and North-West Telecom, an Open Joint-Stock Company, hereinafter referred to as the “Operator”, represented by General Director V.A. Akulich, authorized to act by Charter, on the other part, hereinafter collectively referred to as the “Parties”, as follows:

1.     To state the Networks Interconnection Contract No. 03-01-01   dated August 1, 2003 in edition provided in Attachment No. 1 hereto (Revision 3).

2.     Liabilities arising from Contract No. 03-01-01 in the wording of the Agreement of January 01, 2006, and not discharged before the effective date of this Agreement shall be discharged in accordance with the terms and conditions of Network Interconnection Contract No. 03-01-01 in the wording of the Agreement of January 01, 2006, and additional agreements thereto in force before this Agreement has come into force.

3.     All previously concluded Additional Agreements to the Network Interconnection Contract No. 03-01-01 in the wording of the Agreement of January 01, 2006, shall be null and void as from the effective date of this Agreement.

4.     This Agreement shall enter in force from the date of its signing by the Parties. The Parties recognize that the terms and conditions of their Agreement shall apply to their relationships arising as from July 01, 2006.

5.     This Agreement is executed and signed in two counterparts – one for each Party. Both counterparts are equally valid.

Signatures of the Parties.

OAO Rostelecom:

Legal address:

15, Dostoyevskogo st.,

St. Petersburg, 191002, Russia

Mail address:

15, Dostoyevskogo st.,

St. Petersburg, 191002, Russia

Tel.: (812) 164-23-29

Fax: (812) 164-15-49

TIN: 7707049388

Account No. 40702810455020137429

with JSCB “Severo-Zapadny Bank”, OPERU,

Correspond. Acc. 30101810500000000653,

BIK 044030653, OKONH 52300,

OKPO 17514186

General Director

OAO Rostelecom

OAO North-West Telecom:

Domicile (legal address): ,

14/26, Gorokhovaya st., St. Petersburg, 191186 (26,

B. Morskaya st.)

Mail address (for sending correspondence):

14/26, Gorokhovaya st., St. Petersburg

Tel.: (812) 719-93 -24, Fax: (812) 710 -62 -77

TIN: 7808020593

Acc. 40702810900300000001 with the OJSC JSCB

Svyaz-Bank, 191014, SPb, Baskov per., 12

Corr. a/c 30101810200000000759 with the Main

Clearing Center of the Main Department of the

Central Bank for St. Petersburg

BIK 044030759 OGRN 1027809169849

KPP 784001001

General Director

OJSC NWT

D.Ye. Yerokhin	V.A. Akulich
200	200
Seal here	Seal here

APPENDIX No. 1 TO AGREEMENT No. 2

dated October 1, 2006

On Amendments to Networks Interconnection Contract No. 03-01-01

dated August 01, 2003

Network Interconnection Contract No. 03-01-01 (revision 3)

City of Moscow	Dated: October 1, 2006

This Contract is entered into by and between Rostelecom, Open Joint-Stock Company for Long-Distance and International Telecommunications, hereinafter, “Rostelecom”, represented by OAO Rostelecom General Director D.Ye. Yerokhin, authorized to act by Charter, on the one part, and North-West Telecom, an Open Joint-Stock Company, hereinafter referred to as the “Operator”, represented by General Director V.A. Akulich, authorized to act by Charter, on the other part, hereinafter collectively referred to as the “Parties”, as follows:

1.            Terms and Definitions

In this Contract the following terms and definitions have the following meanings if not otherwise indicated by this Contract:

1.1.      “ZTE” means the zone transit exchange.

1.2.       “Contract” means this contract and all Appendices and additional agreements attached herein.

1.3.       “Operator’s numbering area” means the numeration resource of the integrated telecommunications network of the Russian Federation, allotted to the Operator, identified by the code of the geographically determined numbering area.

1.4.       “International Operator” means a telecommunication operator providing Traffic transit services through its telecommunications network from/to telecommunications network of Rostelecom to/from users of international telecommunications on the territory of another state.

1.5.       “Accounting period” means the period of one calendar month during which the communication services and traffic transit services were rendered.

1.6.       “Users” collectively mean users of telecommunication services under agreement concluded with the Operator on rendering such services and providing for these purposes subscriber number or unique identifier, as well as users of telecommunication services under agreement concluded with Associated Operators on provision of such services and providing for these purposes subscriber number or unique identifier as well as users of long-distance and international communication services provided by Rostelecom with the use of the Operator’s payphones and public exchange.

1.7.   “Associated Operator” shall mean a telecommunication operator who meets all of the following criteria:

a)    the telecommunication network of such an operator is interconnected into the network of the Operator on the local and/or zonal level;

b)    such an operator on the basis of a correspondent contract concluded between this operator and Rostelecom, or between this associated operator and The Operator on behalf of Rostelecom performs billing of its Users for Long-Distance and International Communication services rendered by Rostelecom or Rostelecom performs billing with the Users of the Associated operator for Long-Distance and International Communication Services rendered by Rostelecom, or the Operator on behalf of and on account of Rostelecom performs billing with the Users of such an operator for Long-Distance and International Communication Services rendered by Rostelecom.”

1.8.       “Billing period” means a calendar month following the Accounting period.

1.9.       “Signal traffic” means signal messages transmitted through signal channels and not related to control of calls directed from/to the Users in the course of long-distance and international telecommunications provided for its Users by Rostelecom .

1.10.     “Connection service” means one Party’s activity performed to meet the other Party’s needs in the course of interaction of telecommunication networks of the Parties in order to provide long-distance and international telecommunications and data transfer between the Users and other users of interacting telecommunication networks. The connection service consists of the following stages:

First stage: harmonization of design estimates required by the Operator in order to implement terms set herein for interconnection of networks of the Parties and for traffic transmission.

Second stage: installation and setup of telecommunication facilities at the interconnection point.

Third stage: interconnection of the Parties’ telecommunication networks.

Forth stage: maintenance of telecommunication facilities at the interconnection point within the term of validity of the contract on connection.

Due to the fact that as at the date of signing of this Agreement telecommunication networks of the Parties have been physically interconnected, necessary, according to the current RF legislation, interconnection points have been organized, components of the Connection Service (first, second and third stages) with respect to the existing, as at the date of entry into force of this Agreement, interconnection points have been rendered, Rostelecom’s obligation to render the Connection Service with respect to the existing interconnection points relate only to the fourth stage thereof.

1.11.     “Traffic Transit Services” means together a service of zone call initiation from the Operator’s network within the territory of a single settlement / outside of the territory of a single settlement; a service of zone call initiation from the Associated Operator’s network within the territory of a single settlement / outside of the territory of a single settlement in connection with rendering of the Users long-distance/international telecommunications and IS services on the part of Rostelecom, as well as a service of zone termination of call to the Associated Operator’s network within the territory of a single settlement / outside of the territory of a single settlement and a service of zone termination of call to the Operator’s network within the territory of a single settlement / outside of the territory of a single settlement”

1.12.     “Billing System” means a computer-controlled system of payment for the Traffic Transit Services.

1.13.     “License of Rostelecom” means the license for provision of long-distance and international Telecommunication Services No. 29777 dt. December 11, 2003.

1.14.     “License of the Operator” means a license for provision of local and intra-zone telephone communication services No. 23227 dt. October 04, 2002.

2.         Subject Matter of the Contract

2.1.      In accordance with interconnection terms set herein Rostelecom shall render Interconnection Services for long-distance interconnection to the Operator and the Operator shall pay for the services rendered.

2.2.      The Operator shall render Traffic transit services to Rostelecom and Rostelecom shall pay for the services rendered.

3.         Rights and Obligations of the Parties

3.1.      Rostelecom undertakes the following obligations:

3.1.1.          To render Interconnection Services to the Operator on the basis of the facilities available and in accordance with terms set herein.

3.1.2.          To pay for the Traffic transit services rendered by the Operator in accordance with terms set herein.

3.1.3.          To provide the recording and the billing of the Traffic Transit Services in accordance with terms set herein.

3.1.4.          To prepare a schedule of using the Operator’s ATE on trunk lines within 30 days from the receipt of the Operator’s request for the preparation of the Schedule.

3.1.5.          To inform the Operator in writing about entry or/and changing codes with defining tariff zone not less than 07 days prior of such entries.

3.2.      Rostelecom has a right:

3.2.1.          To set new terms on interconnection in accordance with current law (including tariffs for Interconnection Services) set herein at most once a year.

3.2.2.          To determine routing of long-distance and international traffic including the signal one within the area “ZTE of the Operator – Adjacent Telecommunication Site (long-distance transit exchange, international transit exchange)”.

3.2.3.          To claim damages resulting from violation of the Operator routing procedures established by Rostelecom, and/or quality properties, specifications, operating instructions for the telecommunication network set by current federal telecommunication regulations of executive authorities.

3.2.4.          To inquire information from the Operator concerning state of networks of the Operator used while rendering Connection and Traffic transit service in accordance with the provisions of this Agreement.

3.2.5.          To inquire information from the Operator concerning numbering capacity of the Associated Operators’ networks and numbering capacity of payphones and electronic-sharing capabilities.

3.2.6.          To submit requests on interconnection issues and network interaction to federal executive authorities effecting control and inspection of IT and telecommunication networks.

3.3.      The Operator undertakes the following obligations:

3.3.1.          To render Traffic transit services on the basis of the facilities available and in accordance with terms set herein.

3.3.2.          To pay for Interconnection Services rendered by Rostelecom

3.3.3.          To ensure completeness and fidelity of information on numbering capacity of the Associated Operators’ networks provided to Rostelecom.

3.3.4.          To avoid routing to Rostelecom’s network any traffic (Signal Traffic and/or trunk and international traffic received by way of dial-up transit from non-CIS, CIS and Baltic states) unrelated to Rostelecom’s rendering of long-distance and international communication services to the Users, as well as traffic with respect to which the Operator failed to comply with Clause 3.3.8 hereof, unless otherwise expressly provided by a separate additional agreement, which the Parties may conclude during the period of this Agreement.

3.3.5.          To avoid routing to Rostelecom’s networks local and zonal traffic (including traffic on codes of geographically unidentified Numbering area of the Operator originating traffic) unless otherwise agreed by a separate additional agreement executed by the Parties within the term of validity of this Contract.

3.3.6.          To provide in its responsibility zone the parameters of telecommunication services quality and speech transmission quality for long-distance and international telecommunications in accordance with the normative documents and the agreement on service quality (if available). To render periodically and on Rostelecom’s request ZTE statistics and communication facilities applied to render Traffic transit services.

3.3.7.          To inform Rostelecom about the commencement of design work on new construction or reconstruction of ZTE with indication of a would-be location of the new ZTE, its installed capacity within two (2) months before bridging the ZTE into service.

3.3.8.          To provide transfer of the number of a calling User to Rostelecom’s networks with application of alarm system of Associated Signaling Channel No. 7 at all switching nodes.

3.3.9.          Provide opening/closure of access of the Users to long-distance and international telecommunication services rendered by Rostelecom if relevant technical capacities are available.  The Operator shall route long-distance and international traffic in accordance with current telecommunication regulations (including specified quantity of switching nodes and specified number of nodes with satellite systems).

3.3.10.        To inform Rostelecom on the numbering capacity of the Associated Operators and its changes. The Operator no later than 06 days before the end of the Accounting Period submits to Rostelecom the updated information on numbering capacity of the Associated Operators in accordance to Appendix 4”.

3.3.11.        To provide the recording and the billing of the Traffic Transit Services in accordance with the terms set herein.

3.4.      The Operator has the following rights:

3.4.1.          To limit Traffic transit services in accordance with court decision.

3.4.2.          To modify rates for Traffic transit services set herein at most once a year.

3.4.3.          To submit requests on interconnection issues and network interaction to federal executive authorities effecting control and inspection of IT and telecommunication networks.

4.         Mutual obligations of the Parties:

4.1.      To ensure appropriate and complete fulfillment in accordance with terms stated herein.

4.2.      To provide 24 hour and continuous operation of interconnection facilities on a daily basis except for eventual interventions for ordinary and preventive maintenance shelled for the time inflicting minimal loss to the Parties.

4.3.      To inform immediately each other of eventual breakdown of their networks.

4.4.      In case of inconformity of the quality of the services rendered with current standards the Parties shall immediately find out the reasons of such inconformity and undertake measures to eliminate them. The Party responsible for inconformity of its network with requirements of current regulations shall cover expenses for remedial actions.

4.5.      Immediately notify each other in writing and by fax about any revocation or suspension of the Parties’ licenses for activities in the field of communication services, as well as about acquisition of new licenses for provision of telecommunication services in the event that upon registration of the new license the previously issued license terminates, as well as about obtainment of any additions (modifications) to the current licenses for activities in the field of communication services.

4.6.     Immediately to inform of any changes in details (legal addresses, bank details) stated in Clause 14 “Details of the Parties” hereof.

4.7.      The entire relations of the Parties hereunder shall be subject to the confidentiality terms and conditions as set forth in Confidentiality Agreement No. 39-06-30 entered into by the Parties on August 30, 2006.

4.8.      Any exchange of information between the Parties hereunder shall be in a manner which shall allow for it to be kept in confidence in accordance with the Confidentiality Agreement provisions.

4.9.      To follow interconnection terms specified herein. Should any terms of interconnection be amended in the part of specifications of interconnection each Party shall perform all the operations required for coupling of newly connected facilities from its side for its own account.

4.10.    To keep data on the traffic transmitted within the terms set by current law.

4.11.    “The Operator, in the course of providing zone initiation of call, and Rostelecom, in the course of receipt of zone termination of call to the network of an Associated Operator, zone termination of call to the Operator’s network shall each, communicate to each other information on the number of the User calling the telecommunication facilities of the other Party. In case of any discrepancies in the information on the User’s number who has actually performed a call the Party providing such information shall be liable against the other Party in accordance with terms specified herein.

4.12.    To fulfill other obligations of the Telecommunication Operator specified herein and the current law of the Russian Federation.

4.13.    In case of commissioning new communication facilities, implementation of innovative technologies, disconnection or improvement of outdated communication facilities influencing interconnection conditions of telecommunication networks of the other Party and Traffic transit services, the relevant Party shall notify in advance the other Party.

4.14.   The Party receiving data about the volume of the Traffic Transit Services rendered shall have the right to initiate collation of the data furnished by the other Party.

5.         Essential provisions of network interconnection and their interaction

5.1.      When the occasion requires to extended the connection existing as at the date of signing of the Contract, such extension shall be made on the initiative and at the expense of Rostelecom.  In this case, Rostelecom shall send the Operator a written request for Specifications. Within thirty (30) days from the date of the request, the Operator has to give the Specifications for interconnection to Rostelecom. Organization of the points of interconnection of Rostelecom’s network and the Operator’s network shall be carried out after the Specifications given in accordance with the Detailed Design and agreed upon with the Operator have been met in full and shall be formalized by a pertinent additional agreement hereto executed by the Parties with modification of the subject of the Contract and the list of services rendered to the Operator. The Specifications given shall become part and parcel of this Contract.

5.2.      Specifications of interconnection including number, properties and location of interconnection points are stated in Appendix No. 6 attached herein.

5.3.      Terms of routing of long-distance and international traffic within the area “ZTE of the Operator - Adjacent telecommunication site (long-distance transit exchange, international transit exchange)” shall be determined by Rostelecom and shall be binding for the Operator.

5.4.     Terms of interaction of control systems of the Parties’ telecommunication networks are stated in Appendix No. 6 attached herein.

5.5.      Terms of operational maintenance of communication facilities and communication lines are stated in Appendix No. 6 attached herein.

5.6.      Operations to be performed to ensure stability of communication lines including actions in case of emergency are stated in Appendix No. 6 attached herein.

5.7.      Interconnection Services and Traffic transit services are established in Clauses 1.10 and 1.11 herein. Terms of traffic transmission are set by current law, licenses of interacting Operators and by specifications of interconnection.

5.8.      Terms of payment for Interconnection Services and Traffic transit services are specified in Clause 6 herein.

5.9.      Composition and procedure for the Operator’s transfer of information about the numbering capacity of the Associated Operators required for Rostelecom to settle accounts for the Traffic Transit Services are determined in Section 6 and in Appendix No. 4

5.10.    Structure and terms of transfer of the data related to the Users (including the User’s number initiating the call) required by Rostelecom to perform billing for long-distance and international telecommunications and to consider claims are specified in Appendix No. 7 attached herein. Data updating about all the Users not connected to the activities described in Clause 2 (except for paragraphs 1 and 3 of clause 2) of Appendix 7 to this Contract is performed by the Operator in compliance with the Additional Agreement to this Contract that can be concluded by the Parties within the validity period of this Contract.

5.11.    Provisions of confidentiality of the information transferred are contained in paragraph 4.7. of this Agreement.

6.         Charges for Interconnection Services and Traffic transit Services and settlement procedure

6.1.      Terms of payment for Traffic Transit Services:

6.1.1.          Rostelecom shall pay for Traffic transit services in accordance with tariffs specified in Appendix No. 1 attached herein. The cost of Traffic Transit Services for the Accounting period is calculated on the basis of the Rostelecom billing data on the natural volumes of the rendered Traffic transit Services during the Accounting period.

6.1.2.          Beginning from the third full month after the Operator’s sending copies of relevant documents corroborating certification and commissioning of the Operator’s Billing System to Rostelecom, as well as upon signing of a statement that the discrepancy in physical measures between the data of the Operator’s and Rostelecom’s Billing Systems during these full three months does not exceed 1%, the cost of the Traffic Transit Services for the Accounting Period shall be calculated based on the data about the real volume of the Traffic Transit Services rendered in the Accounting Period as reported by the Operator’s Billing System.

6.1.3.          In the course of rendering Traffic Transit Services including connections through codes 803 X1X2X3, tariffing is performed per second from the 1st second of connection. The total volume for each service during the Accounting Period is approximated to full minutes in the direction of the bigger figure”.

6.1.4.          Rostelecom shall not pay for the Service of zone call initiation from the Operator’s and Associated Operators’ network with respect to the traffic transmitted by the Operator and the Associated Operators unless the number of the User calling Rostelecom’s telecommunication network is specified in full.

6.2.      The Operator shall pay for the Interconnection services in accordance with rates specified in Appendix No. 1 attached herein.

6.3.      Should the rates of Interconnection services and Traffic Transit Services be changed by the Federal executive authority of the Russian Federation responsible for adjustment of tariffs for such services the Parties shall introduce new tariffs from the date specified in the order of the Federal executive authority of the Russian Federation by means of conclusion of the Additional Agreement to this Contract that should be signed by the Parties in this case.

6.4.      Rostelecom shall pay for the Traffic Transit Services on a monthly basis within ten (10) days upon the Parties’ signing the Acts of Acceptance of Connection Services and of Traffic Transit Services.

6.5.      Payment for Interconnection services shall be effected by the Operator on a monthly basis no later than 10 (ten) days after the signing the Act of Acceptance of Interconnection Services.

6.6.      For billing purposes the Parties shall exchange the data on the volume of the Interconnection services and Traffic Transit Services as follows:

6.6.1.         Not later than 06 days before the end of the Accounting Period, the Operator shall provide Rostelecom with the updated information on the numbering capacity of the Associated Operators’ networks and the numbering capacity of payphones  and electronic-sharing capabilities in accordance with Appendices Nos 4 and 7.

6.6.2.         On or before the sixth day of the Settlement Period, the Party whose Billing System is used to calculate the amount due for the Traffic Transit Services shall submit a report to the other Party on the volumes of the Traffic Transit Services rendered, which shall contain the following data:

a)   on the volume of the Services rendered for zone call initiation  from the Operator’s network within the territory of a single settlement including on codes 80X 100, 80X 200, 8-10-800 and on codes 80X X1X2X3  (where X1X2X3- is the code of the IS Operator interconnected to Rostelecom’s network);

b)   on the volume of the Services rendered for zone call initiation from the Associated Operators’ networks within the territory of a single settlement including on codes 80X 100, 80X 200, 8-10-800 and on codes 80X X1X2X3  (where X1X2X3- is the code of the IS Operator interconnected to Rostelecom’s network);

c)   on the volumes of the Services rendered for zone termination of call to the Operator’s network within the territory of a single settlement;

d)   on the volumes of the Services rendered for zone termination of call to the Associated Operators’ networks within the territory of a single settlement;

e)   on the volume of the services provided for zone call initiation  from the Operator’s network beyond the territory of a single settlement including on codes 80X 100, 80X 200, 8-10-800 and on codes 80X X1X2X3  (where X1X2X3- is the code of the IS Operator interconnected to Rostelecom’s network);

f)    on the volume of the Services rendered for zone call initiation from the Associated Operators’ networks beyond the territory of a single settlement including on codes 80X 100, 80X 200, 8-10-800 and on codes 80X X1X2X3  (where X1X2X3- is the code of the IS Operator interconnected to Rostelecom’s network);

g)   on the volumes of the Services rendered for zone termination of call to the Operator’s network beyond the territory of a single settlement;

h)   on the volumes of the Services rendered for zone termination of call to the Associated Operators’ networks beyond the territory of a single settlement.

6.6.3.          The Parties shall check and reconcile the data on the volume of Traffic Transit Services rendered (obtained) within the Accounting period in accordance with clause 6.6.2 herein.

6.7.      By the 8th day of the Billing period one Party shall submit to the other Party the Act of Acceptance of Traffic Transit Services and invoice for such services: Copies of the within-named documents shall be sent by fax, and their originals by post:

6.7.1.          Operator:

a)   on the Services rendered for zone call initiation  from the Operator’s network within the territory of a single settlement including on codes 80X 100, 80X 200, 8-10-800 and on codes 80X X1X2X3  (where X1X2X3- is the code of the IS Operator interconnected to Rostelecom’s network);

b)    on the Services rendered for zone call initiation from the Associated Operators’ networks within the territory of a single settlement including on codes 80X 100, 80X 200, 8-10-800 and on codes 80X X1X2X3  (where X1X2X3- is the code of the IS Operator interconnected to Rostelecom’s network);

c)    on the Services rendered for zone termination of call to the Operator’s network within the territory of a single settlement;

d)    on the Services rendered for zone termination of call to the Associated Operators’ networks within the territory of a single settlement;

e)    on the Services rendered for zone call initiation  from the Operator’s network beyond the territory of a single settlement including on codes 80X 100, 80X 200, 8-10-800 and on codes 80X X1X2X3  (where X1X2X3- is the code of the IS Operator interconnected to Rostelecom’s network);

f)     on the Services rendered for zone call initiation  from the Operator’s network beyond the territory of a single settlement including on codes 80X 100, 80X 200, 8-10-800 and on codes 80X X1X2X3  (where X1X2X3- is the code of the IS Operator interconnected to Rostelecom’s network);

g)    on the Services rendered for zone termination of call to the Operator’s network beyond the territory of a single settlement;

h)    on the Services rendered for zone termination of call to the Associated Operators’ networks beyond the territory of a single settlement”

6.7.2.          Rostelecom:

a)    for the Interconnection services rendered.

6.8.      By the 9th day of the Billing Period each Party signs a corresponding Act: Rostelecom shall sign the Act of Acceptance of Traffic Transit Services; the Operator shall sign the Act of Acceptance of Interconnection Services.

6.9.      If days specified in Clauses 6.6.2, 6.7 and 6.8 hereof are a non-working day and/or a public holiday, they shall be postponed by the respective number of non-working days and/or public holidays

6.10.    Within the time limits set by the legislation, the Parties shall send to each other invoices for the rendered Interconnection and Traffic Transit Services issued in accordance with the current legislation. The copies of invoices, the Act of Acceptance of services shall be sent by fax, the originals shall be sent by mail.

6.11.    Without prejudice to provisions of clause 6.8. each Party shall be entitled to check the data submitted by the other Party and reconcile with its own data to verify absence of discrepancies in accordance with terms specified herein.

6.12.    In case of discrepancies of the data within 3 % plus/minus of the volume and cost parameters of the services rendered according to the Act of Acceptance then the Parties acknowledge volume and cost parameters of the services rendered and indicated in the Act to be true.

6.13.    If discrepancies of the data exceed 3 % plus/minus of the volume and cost parameters of the services rendered according to the Act of Acceptance, one Party shall send by the 17th day of the Billing Period at the latest to the other Party the Reconciliation Report indicating confirmed and rejected amounts.

6.14.    In case any Party presents the Reconciliation Report the Parties shall carry on the activities to correct and to eliminate the discrepancies as prescribed in Appendix No. 5 of this Contract. After the reasons of discrepancies have been revealed the Parties sign the Act on the regulation of the discrepancies indicating the approved volumes and costs of the services. Differences in volumes and costs of the services indicated in the Acts of Acceptance and the Acts on the regulation of the discrepancies  is set off in the following Billing period.

6.15.    The date of discharge of the pecuniary obligations of the Party who received the services towards the Party who rendered the respective services arising from this Contract shall be deemed to be the date of crediting the moneys to the settlement account of the Party who rendered the services.

6.16.    Payments shall be effected by bank transfer on the accounts stated herein. In order to identify payments the Parties refer payment orders to the number of this Contract and the account number.

6.17.    Quarterly and upon necessity Rostelecom and the Operator perform the inspection of mutual settlements. The Reconciliation Report of Mutual Settlements is drawn up by the Party concerned penaltied in two counterparts and signed by the authorized representatives of the Parties. The Party receiving the Reconciliation Report of mutual settlements must sign the Reconciliation Report of mutual settlements or present their objections concerning the reliability of the information contained in it within the period of twenty (20) days from the date of dispatch of the Reconciliation Report of mutual settlements.

7.         Interaction between the Parties

7.1.      The Parties shall interact in accordance with terms specified herein and with current law.

7.2.      The limits of areas of responsibility of each Party shall be determined by the terms of interconnection. In case of any modifications of specifications of interconnection the terms of interconnection shall be modified as well in accordance with provisions set herein.

7.3.      The Operator shall provide traffic transmission in compliance with current law, regulations and provisions stated herein.

7.4.      Should the Parties’ telecommunication networks be damaged, overloaded or affected by abnormal situations influencing quality of services the Parties immediately undertake remedial measures to restore quality of communication and services.

7.5.      Reasons for inconformity of quality of services rendered with requirements set for public communication networks and their elimination shall be carried out by qualified personnel of the Parties in accordance with procedures agreed.

8.         Disputes

8.1.      All disputes, differences and claims that may arise out of or in connection with the Contract will be settled as far as possible by means of negotiations between the Parties

8.2.      If the Parties do not come to an agreement within 3 months the matter is to be submitted for settlement to Arbitration in the country of defendant.

9.         Responsibility of the Parties. Limits of responsibility

9.1.      The Parties undertake the responsibility for the non-performance or unduly performance of the obligations under the Contract in accordance with current law of the Russian Federation.

9.2.      Should Rostelecom violate the terms set for fulfillment of their obligations on payments in favor of the Operator in accordance with this Contract the Operator shall be entitled to charge to Rostelecom a penalty of one three hundredth of the refinancing rate established for each day of delay by the Central bank of the Russian Federation (RF CB) for each day of delay applied for the due amount.

9.3.      Indemnity of losses claimed by the Party shall be applied only for the losses not covered by the forfeit paid by the guilty Party.

9.4.      Indemnity shall be given for actual damage inflicted upon the other Party by the Party’s failure to perform or improper performance of its obligations hereunder.

9.5.      Neither of the Parties does not bear responsibility for non-observance of payment terms for the services, rendered to the others Party according to this Contract, and also for default of other obligations connected to transfer of any messages, notices, documents to other Party in connection with change of the essential elements of other Party, in case if other Party has not notified about changing of the essential elements in the order stipulated in Section 4.6 of this Contract.

9.6.      The Operator shall be responsible for the timeliness and completeness of information about the numbering capacity of the Associated Operators and numbers of payphones and electronic-sharing capabilities.

9.7.      If invalid data has been submitted by Rostelecom (or failure to submit the data, or delayed submission of the data) on the volumes of the traffic transit service by the Operator on the stipulation that, the Associated Operator receiving traffic (incoming traffic) from Rostelecom’s network through Operator’s network, has submitted to the Operator a claim for forfeit and/or indemnity for the losses and the amount of funds payable for incoming traffic to this  Operator’s network calculated on the basis of invalid data provided is less than the amount payable for actual services rendered, then the Operator shall be entitled to claim indemnity for the losses from Rostelecom  including expenses of the Operator, inflicted in connection with aforesaid claims by such Associated Operator. This forfeit must be paid by Rostelecom to the Operator within the period of ten (10) banking days from the moment of the receipt of the corresponding payment demand. Rostelecom shall bear no liability for submission of invalid data (or for not submitting data at all, or for delayed submission of the data) if this is connected with unreliability of information about the numbering capacity of the Associated Operators provided by the Operator or its provision past the dates specified in Clause 3.3.10 of this Agreement.

9.8.      In case of discrepancies of the data of the Parties on volumes of the Traffic Transit Services to be exchanged by the Parties in accordance with terms herein less than 3 % provisions of Clauses 9.6. and 9.7. herein shall not be applicable for such services.

9.9.      In the event that the Operator violates requirements specified in Clause 3.3.4 hereof, Rostelecom shall be entitled to demand that the Operator should:

a)    reimburse for Rostelecom expenses in connection with transmission of such traffic that came from the Operator to the Rostelecom network at the rate equal to the amount of the following tariffs (collectively the “Payment for the Traffic”):

•         Rostelecom’s tariff for the service of call transit through Rostelecom’s communication network from the Operator’s communication network up to the communication network of the service provider of the geographically determined numbering area where the traffic specified in Clause 3.3.4 going out of the Operator’s communication network should terminate, and

•         tariff of the service provider rendering the call termination service with respect to such traffic,

b)    pay a penalty calculated as the difference between Rostelecom’s tariff for the long-distance and/or international communication service rendered to the user of the same geographically determined numbering area from which the call was initiated up to the numbering area where such traffic going out of the Operator’s communication network should terminate, and the Payment for the Traffic.

The Payment for the Traffic and the above penalty shall be charged for every minute of the traffic specified in Clause 3.3.4 that passes from the Operator’s network to Rostelecom’s network. The Operator has to pay the above amounts in case of Rostelecom’s making an appropriate demand within ten (10) banking days from the date of receipt of the relevant demand for payment.

This Clause shall not apply to transit of the Signal Traffic specified in Clause 3.3.4.

9.10.    Should the Operator violate provisions of Clause 3.3.4 concerning the Signal Traffic transit and Clause 3.3.5 Rostelecom shall be entitled for the forfeit for such traffic in the amount of two hundred thousand (200,000) roubles. The Operator is obliged to pay to Rostelecom the forfeit within the period of ten (10) banking days from the moment of the receipt of the corresponding payment demand.

9.11.    Each Party shall be entitled to claim indemnity of losses caused by violation of the other Party operation instructions determined by telecommunication regulations of Federal executive authority and by provisions of this Contract if such violation caused damage of relevant Party. The forfeit shall be payable by the guilty Party to the Party claiming indemnity within ten (10) banking days from the receipt of relevant claims from the Party.

9.12.    In case of violation by Rostelecom of obligations specified in paragraph 4.10 herein   Rostelecom shall pay to the Operator a doubled price for relevant traffic imposed by the terms specified herein, with the exception of cases when technical capacities are not available.

9.13.    In case of violation by Operator of obligations specified in paragraph 4.10 herein the Operator shall pay to Rostelecom a doubled price for relevant traffic imposed by the terms specified herein.

9.14.    Rostelecom shall not be responsible for any losses, claims and other expenses of the Operator, subscribers or third parties as a result of activity or inactivity of the Operator, its employees, agents, representatives or invitees. The Operator agrees to protect Rostelecom from any responsibility for such losses, claims and damage, as well as for legal expenses and other expenses.

9.15.    Similarly the Operator shall not be responsible for any losses, claims and other expenses as a result of activity or inactivity of Rostelecom, its employees, agents, representatives or invitees.  The Rostelecom agrees to protect Operator from any responsibility for such losses, claims and damage, as well as for legal expenses and other expenses.

10.      Force Majeure Circumstances

10.1.    The Parties are exempt from the responsibility for non-performance or faulty performance of their obligations hereunder if they prove that the duly fulfillment was impossible as a result of the influence of force majeure circumstances, that is, of extraordinary, unexpected and unavoidable under the present conditions, circumstances.

10.2.    The Party that has suffered the influence of the force majeure circumstances must notify the other Party within the period of 5 days about the character, type and the presumable duration of the force majeure influence, as well as indicate the fulfillment of which obligations under the Contract it affects, and to produce evidence of the occurrence of such circumstances. In case of lack of notification the Party affected by the force majeure influence cannot refer to the influence of the force majeure circumstances at a later time as to the cause exempting them from liability.

10.3.    The occurrence of force majeure circumstances extends the terms of the fulfillment by the Parties of the obligations hereunder proportionate to the duration of their influence. In case the action of force majeure lasts  for more than six months,  the Parties are obliged to, on the proposal of one of the Parties, coordinate further conditions of  action and/or  possibility of termination of the Contract.

11.      Notifications

11.1.    Any notifications and other messages to be transferred from one Party herein to the other shall be executed in writing by details specified in Clause 14 “Addresses and details of the Parties”.

11.2.    Each of the Parties can change their address by means of a written notification of the other Party, as indicated in this paragraph.

12.      Term of validity and termination of the Contract

12.1.    The Contract is valid for the period of one year from the moment of its coming into effect. If neither Party announces termination of this Contract thirty (30) calendar days before its stated expiration, this Contract shall be automatically extended for each subsequent year. The number of periods for which the effect hereof can be prolonged is not limited.

12.2.    The Contract may be terminated on mutual decision of the Parties or in accordance with court decision.

12.3.    The Party selected to initiate termination of this Contract shall notify the other Party by 1 month notice before the prospective date of termination.

12.4.    In the course of termination of this Contract the Parties shall elaborate procedures of payments for unfulfilled obligations.

13.      Miscellaneous

13.1.    Any changes and addenda to the Contract are valid only when they are made in written form  and annexed to the Contract and signed by the representatives of the Parties, in this case they constitute an integral part of it.

13.2.    In the event that as a result a modification or adoption by the governmental authorities of the Russian Federation of any legal acts regulating relations in the telecommunications sector compulsory rules contained in the relevant laws and regulations come into collision with any provisions of this Contract, the Parties undertake to modify such provisions of the Contract with a view to bring them into line with such compulsory rules. In case the changes of the legislation of the Russian Federation result in invalidity of this Agreement and such situation can not be amended by the variation of the Contract the Parties undertake to cancel this Contract.

13.3.    All appendices hereto shall constitute an integral part of a contract if they are executed in writing and signed by authorized representatives of the Parties.

13.4.    This Contract is executed and signed in two counterparts – one for each Party. Both originals are equally valid.

13.5.    List of Appendices hereto:

Appendix No. 1 Prices for services rendered under Contract;

Appendix No.2 Act of Acceptance of Interconnection Services;

Appendix No. 3 Act of Acceptance of Traffic Transit Services;

Appendix No. 4 Interaction between Rostelecom and the Operator Participating in the Process of Exchange of Information on Services Rendered

Appendix No. 5 Interaction between Rostelecom and the Operator in the Course of Reconciliation of Data on Long-Distance and International Traffic Transmission

Appendix No.6 Specifications of Interconnection

Appendix No.7 Information Precedent to Interconnection;

14.      Address and details of the Parties:

OAO Rostelecom:

Legal address:

15, Dostoyevskogo st.,

St. Petersburg, 191002, Russia

Postal address:

15, Dostoyevskogo st.,

St. Petersburg, 191002, Russia

Tel.: (812) 164-23-29

Fax: (812) 164-15-49

TIN: 7707049388

Acc. No. 40702810455020137429

with JSCB “Severo-Zapadny Bank”, OPERU,

Correspond. Acc. 30101810500000000653,

BIK 044030653, OKONH 52300,

OKPO 17514186

OAO North-West Telecom:

Domicile (legal address): 191186,

14/26, Gorokhovaya st., St. Petersburg, 191186

(26, B. Morskaya st.)

Postal address (for sending correspondence):

14/26, Gorokhovaya st., St. Petersburg, 191186

Tel.: (812) 719-93 -24, Fax: (812) 710 -62 -77

TIN: 7808020593

Acc. 40702810900300000001 with the OJSC/JSCB

Svyaz-Bank, 191014, SPb, Baskov per., 12

Corr. a/c 30101810200000000759 with the Main

Clearing Center of the Main Department of the

Central Bank for St. Petersburg

BIK 044030759

OGRN 1027809169849

KPP 784001001:

General Director OAO Rostelecom	General Director OAO North-West Telecom
D.Ye. Yerokhin	V.A. Akulich
200	200
Seal here	Seal here

Appendix No. 1

to Contract No. 03-01-01 (revision 3)

dated August 1, 2003

Prices for Services
Rendered Under Contract No. 03-01-01 (revision 3) dated August 1, 2003

1.1.    Traffic Transit Services rendered by the  Operator:

Table 1, part 1

				Outgoing ABC
No.			Description of the service	ABC 818 2	ABC=818 (except 818 2)	ABC 814 2	ABC=814 (except 814 2)	ABC 821 2	ABC=821 (except 821 2)	ABC 815 2	ABC=815 (except 815 2)	ABC 817 2	ABC=817 (except 817 2)

1	Within the territory of a single settlement	1.1	Zone initiation of call from the Operator’s network	1.05		1.05		1.05		1.05		0.70
		1.2	Zone initiation of call from the network of the Associated Operator	1.05		1.05		1.05		1.05		0.70
		1.3	Zone termination of call to the Operator’s network	1.05		1.05		1.05		1.05		0.70
		1.4	Zone termination of call to the network of the Associated Operator	1.05		1.05		1.05		1.05		0.70
2	Beyond the territory of a single settlement	2.1	Zone initiation of call from the Operator’s network		1.40		1.25		1.40		1.25		0.75
		2.2	Zone initiation of call from the network of the Associated Operator		1.40		1.25		1.40		1.25		0.75
		2.3	Zone termination of call to the Operator’s network		1.40		1.25		1.40		1.25		0.75
		2.4	Zone termination of call to the network of the Associated Operator		1.40		1.25		1.40		1.25		0.75

Table 1, part 2

				Outgoing ABC
No.			Description of the service	ABC 820 2	ABC=820 (except 820 2)	ABC 401 2	ABC=401 (except 401 2)	ABC 816 2	ABC=816 (except 816 2)	ABC 813 2	ABC=813 (except 813 2)	ABC 811 2	ABC=811 (except 811 2)	ABC =812

1	Within the territory of a single settlement	1.1	Zone initiation of call from the Operator’s network	0.70		0.70		0.70		0.70		0.70		0.57
		1.2	Zone initiation of call from the network of the Operator	0.70		0.70		0.70		0.70		0.70		0.57
		1.3	Zone termination of call to the Operator’s network	0.70		0.70		0.70		0.70		0.70		0.57
		1.4	Zone termination of call to the network of the Associated Operator	0.70		0.70		0.70		0.70		0.70		0.57
2	Beyond the territory of a single settlement	2.1	Zone initiation of call from the Operator’s network		0.75		0.75		0.75		0.75		0.75
		2.2	Zone initiation of call from the network of the Associated Operator		0.75		0.75		0.75		0.75		0.75
		2.3	Zone termination of call to the Operator’s network		0.75		0.75		0.75		0.75		0.75
		2.4	Zone termination of call to the network of the Associated Operator		0.75		0.75		0.75		0.75		0.75

1.2.                    Services relating to updating of subscribers information in the Database provided by the Operator:

No.	Description of the service	Updating cost per Database line, RUR, net of VAT
1.	Update of the information on Subscribers of the Operator	1.00
2.	Update of the information on Subscribers of the Associated Operator	2.00

1.3. Interconnection Services rendered by Rostelecom:

No.	Description of the service	RUR per voice channel net of VAT
1	Lump-sum payments
1.1	Organization of an interconnection point at the long-distance level of 64 kbps	1,300
2	Monthly payments
2.2	Service of communication facilities forming an interconnection point at the long-distance level of 64 kbps	206.7

Note:

1)

While accounting for the rendered services of zone initiation of call from the Operator’s network with the exception of the traffic on codes 80X, in addition to the accounting rate a compensation charge in the amount of 0.38 roubles per minute is levied.

2)

The initial provision of the subscribers Database shall be deemed to be the full update of the Database. The cost of the full update of the Database shall be calculated as the product of the cost of update of a single Database line (in accordance with the Table) by the number of lines in the Database and shall be paid by Rostelecom by any installments within two calendar months from the date of the Operator’s bill.

3)     Prices for services stated herein are specified in roubles excluding tax, eventual taxes may be imposed on the stated rates in accordance with current law.

Rostelecom:	Operator:

General Director	General Director

OAO Rostelecom	OAO North-West Telecom

D.Ye. Yerokhin	V.A. Akulich
200	200
Seal here	Seal here

Appendix No. 2
to Contract No. 03-01-01 (revision 3)
dated August 1, 2003

Form of Act of Acceptance of Interconnection Services
Under Contract No.30-01-01
dated August 1, 2003

This Act is drawn up between Rostelecom, Open Joint-Stock Company for Long-Distance and International Telecommunications, hereinafter, “Rostelecom”, represented by                                                    .dt.                    No.               , on the one part, and                                                     hereinafter, “Operator”, represented by                       , acting on the ground of                                                           acting on the ground of the Power of Attorney                                                     , hereinafter altogether referred to as the “Parties”, confirming the following services rendered by Rostelecom to Operator:

Services rendered by Rostelecom

Ref. No.	Description of the service	Measurement unit	Number	Service Tariff, RUR/pcs	Service Cost net VAT, RUR	VAT, RUR	Service Cost inc. VAT, RUR
1	2	3	4	5	6	7	8
1	Service of communication facilities forming an interconnection point at the long-distance connection level
2	Organization of an interconnection point at the long-distance connection level
Total

The rendered services cost aggregated                  , including VAT                     .

Note:  The Parties shall execute a consolidated Act of Acceptance of Services covering the whole of the Operator, with a breakdown by the Operator’s branches

For Rostelecom:	For Operator:

OAO Rostelecom	OAO North-West Telecom

200	200
Seal here	Seal here

Rostelecom:	Operator:
General Director	General Director
OAO Rostelecom	OAO North-West Telecom

D.Ye. Yerokhin	V.A. Akulich
200	200
Seal here	Seal here

Appendix No. 3
to Contract No. 03-01-01 (revision 3)
dated August 1, 2003

Form of Act of Acceptance of Traffic Transit Services

Under Contract No 03-01-01
dated August 1, 2003

This Act is drawn up between Rostelecom, Open Joint-Stock Company for Long-Distance and International Telecommunications, hereinafter, “Rostelecom”, represented by                                                   acting on the ground of the Power of Attorney dt.                                  No.                  , on the one part, and                                                                                          , hereinafter referred to as “Operator” represented by                                                                       , acting on the ground of                                                                                     , hereinafter altogether referred to as the “Parties”, confirming the following services rendered by Operator to Rostelecom:

Services rendered by the Operator

Ref. No.	Description of the service	Measurement unit	Number	Service Tariff, RUR/pcs	Service Cost net VAT, RUR	VAT, RUR	Service Cost inc. VAT, RUR
1	2	3	4	5	6	7	8
1	Service of zone initiation of call from the Operator’s network within the territory of a single settlement
2	Service of zone initiation of call from the Associated operator’s network within the territory of a single settlement
3	Service of zone termination of call to the Operator’s network within the territory of a single settlement
4	Service of zone termination of call to the Associated operator’s network within the territory of a single settlement
5	Service of zone initiation of call from the Operator’s network beyond the territory of a single settlement
6	Service of zone initiation of call from the Associated operator’s network beyond the territory of a single settlement
7	Service of zone termination of call to the Operator’s network beyond the territory of a single settlement
8	Service of zone termination of call to the Associated operator’s network beyond the territory of a single settlement
9	Update of the information on subscribers of the Operator
10	Update of information on subscribers of Associated Operators
Total

The rendered services cost aggregated                 , including VAT                      .

The services were presented properly and according to Contract terms.

Note:  The Parties shall execute a consolidated Act of Acceptance of Services covering the whole of the Operator, with a breakdown by the Operator’s branches

For Rostelecom:	For Operator:

OAO Rostelecom	OAO North-West Telecom

200	200
Seal here	Seal here

Rostelecom:	Operator:
General Director	General Director
OAO Rostelecom	OAO North-West Telecom

D.Ye. Yerokhin	V.A. Akulich
200	200
Seal here	Seal here

Appendix No. 4
to Contract No. 03-01-01 (revision 3)
dated August 1, 2003

Order of Interaction between Rostelecom and the Operator Participating in the Process of Exchange of Information on Services Rendered

1.     This Appendix determines the order of interaction between Rostelecom and the Operator  participating in the process of exchange of information on the Traffic Transit Services.

2.     This Appendix determines:

•      the format and order of submission by the Operator of the information on the numbering capacity of the networks of Associated Operators;

•      the format and order of submission of the data on traffic transit Services.

3.     Within the time limits referred to in Clause 6.6.1 of this Contract, the Operator shall provide Rostelecom with data on the numbering capacity of the Associated Operators’ network and on the ABC-code numbering capacity of the cellular operator in the format of Table 1 of this Appendix.

4.     The Operator submits the information about changes in numbering capacities, allotted by the Associated Operators during the Accounting period within the time-limits specified in Clause 6.6.1 of the Contract,  in the format of Table 1 of this Appendix.

The format of data presentation

Table 1. The structure of the file for submission of information about numbering capacity of Associated Operators

Numbering capacities of the Associated Operators

Name of the Operator:

Date of filling in the template (DD.MM.YYYY):

short name of the Operator/Operator’s branch	Settlement / out of Settlement attribute	Contract number	full name of the associated operator	short name of the associated operator	beginning of number range	end of number range	number opening date	number closing date
1	2	3	4	5	6	7	8	9

Notes to completion of Table 1:

•	The data must be presented by the Operator in the Excel format.

•	A template for initial submission by the Operator of the numbering capacities, as well as a file for introduction of modifications in the numbering capacities shall be provided by Rostelecom.

•	The Operator having branches (zone operators - cities/towns) shall generate a consolidated report on the numbering capacities of all the Associated Operators operating in all ABC zones.

•	General rules for filling in the template:

•

Column 1 “short name of the Operator/Operator’s branch” (column A) shall be used to specify the name of the city where the Associated Operator operates. The city name shall be selected from the offered list.

•

Column 2 “Settlement / Out of Settlement Attribute” shall be used to specify the territorial quality attribute (within the bounds a settlement, outside of a settlement) of the Associated Operator, or an attribute of a cellular operator whose numbering capacity is shown in that row in columns 5, 6, 7 - blank/STL/OUT/DEF. The attribute shall be selected from the drop-down list. One and the same associated operator may be identified by two attributes. Some of the numbering capacity shall be specified with the STL attribute, and the other part with the OUT attribute. Lack of any attribute, i.e. the “blank” value of the attribute, shall be specified for the Operator who has no separate geographical tariffication.

	•	Column 3 “Agreement number” shall be used to specify the number of the agreement with the given Associated Operator (an optional field).

	•	Column 4 “full name of the associated operator” shall be used to specify the name of the operator of the Connected Network (a mandatory field).

•

In the column “Symbol name of Associated Operator” the short name of Associated Operator is indicated. A short name given in that column shall be unique for each of the Associated Operators and shall not exceed 50 characters. There shall be no blank characters before or after the short name.

After the numbering capacity data have been loaded from the template to the Billing System, RT generates the name in accordance with the following structure:

First comes the name of the Operator/town specified in column 1, then the STL/OUT/DEF territorial quality attribute or “Blank” of the Associated Operator followed by the “-” symbol and the short name of the associated operator.

	•	In the column “Beginning of number range” and “End of number range” full numbers allotted to the operator together with the ABC code in the format are indicated.

7ABCxxxxxxx (length - 11 characters).

By absence of number range, i.e. when one number is allotted, the same number is indicated in these columns.

The range may not include any number ranges or individual numbers of other Associated Operators, i.e. “overlapping” of numbers is inadmissible.

•

In the fields “Date” the date of opening or closure of number range is indicated, in the format: DD.MM.YYYY. In this case, the date of opening and the date of closing of the number range shall be neither less nor more than the date of the current accounting period.

•	The file with the filled in numbering capacity data shall be given a name in accordance with the following structure:

NC_XXX_<operator name>YYMM_UU.xls

where

NC is a designator of the information presented in the file (numbering capacity). The file name must contain it.

XXX is an abbreviation of a Rostelecom branch with which the Operator associates during settlement of accounts (an optional parameter). Can acquire the values:

CD - Commercial Directorate (GD)

NWB - North-Western Branch

SiB - Siberian Branch

SB - Southern Branch

PB - Privolzhsky Branch

UB - Urals Branch

FEB - Far Eastern Branch

CB - Central Branch

MMT

The <operator name> field shall specify the full or short name of the Operator who generated the file containing information about the numbering capacity;

YYMM is a 4-character identifier of the accounting period, where:

YY is the year denotation, from 00-99;

MM is the month denotation, from 01-12

5.

Every month, the Party whose Billing System is used to calculate the amount due for the Traffic Transit Services shall, within the time limits referred to in Clause 6.6.2, submit reports to the other Party on the volumes of the Traffic Transit Services rendered, which shall contain the following data:

a)

on the volume of the Services rendered for zone call initiation from the Operator’s network within the territory of a single settlement including on codes 80X 100, 80X 200, 8-10-800 and on codes 80X X1X2X3 (where X1X2X3- is the code of the IS Operator interconnected to Rostelecom’s network);

b)

on the volume of the Services rendered for zone call initiation from the Associated Operators’ networks within the territory of a single settlement including on codes 80X 100, 80X 200, 8-10-800 and on codes 80X X1X2X3 (where X1X2X3- is the code of the IS Operator interconnected to Rostelecom’s network);

	c)	on the volumes of the Services rendered for zone termination of call to the Operator’s network within the territory of a single settlement;

	d)	on the volumes of the Services rendered for zone termination of call to the Associated Operators’ networks within the territory of a single settlement;

e)

on the volume of the services provided for zone call initiation from the Operator’s network beyond the territory of a single settlement including on codes 80X 100, 80X 200, 8-10-800 and on codes 80X X1X2X3 (where X1X2X3- is the code of the IS Operator interconnected to Rostelecom’s network);

f)

on the volume of the Services rendered for zone call initiation from the Associated Operators’ networks beyond the territory of a single settlement including on codes 80X 100, 80X 200, 8-10-800 and on codes 80X X1X2X3 (where X1X2X3- is the code of the IS Operator interconnected to Rostelecom’s network);

	g)	on the volumes of the Services rendered for zone termination of call to the Operator’s network beyond the territory of a single settlement;

	h)	on the volumes of the Services rendered for zone termination of call to the Associated Operators’ networks beyond the territory of a single settlement.

The report shall be drawn up in the Excel format.

6.     The file shall be referred to in accordance with the following name structure

CR_BILL_XXX_<operator (Client) name>_YYMM_UU.xls

where

CR is the symbolic identifier of the report data: expenses under the Network Interconnection Contract;

XXX is the abbreviation of the Rostelecom branch name;

YYMM is the last two figures of the year and number of the month of the accounting period during which the services were rendered;

UU is a two-character sequence number of the report version (can assume the values between 01 and 99).

7.     The report data shall be broken down by zone operators and operators of the Connected Networks in accordance with the numbering capacity communicated to Rostelecom.

8.     The report shall contain such pages as: Heading, Bill, Table, Aggregated Data. The format of the report with said data is given in Table  2.

Table 2.  Format of the report on volumes of the Traffic Transit Services rendered

File: CR_BILL

Format of the Heading sheet with an example of filling in

Client Bill

CR Financial Role: EXPENSES

Accounting period:

Data as of: 06/04/2006 09:08

CR_BILL_SiB_OAO Sibirtelekom_0603

Bill total:

Service (Bill)	No. of min	Cost	Currency
Termination at LD Op	62,779,654	63,027,529.23	RUR
Termination at Int Op	19,562,689	19,219,943.63	RUR
Initiation from Op	71,918,202	118,895,123.66	RUR
Initiation from AsOp	5,284,862	5,595,883.37	RUR
Termination at LD AsOp	10,312,575	10,831,630.24	RUR
Termination at Int AsOp	2,699,894	2,816,342.35	RUR
Total:	172,557,876	220,386,452.98

Format of the Bill sheet with an example of filling in

BARNAUL

Service (Bill)	Number of calls	No. of min	Tariff	Cost	Currency
Termination at LD Op	1,933,826	8,748,509	0.917	8,022,382.75	RUR
Termination at Int Op	632,694	4,529,894	0.917	4,153,912.80	RUR
Initiation from Op	2,130,356	8,172,438	1.567	12,806,210.35	RUR
Amount:	4,696,876	21,450,841		24,982,505.90

BARNAUL DEF

Service (Bill)	Number of calls	No. of min	Tariff	Cost	Currency
Termination at Int AsOp	7,270	19,711	0.917	13,074.99	RUR
Amount:	7,270	19,711		18,074.99

BARNAUL-ALTAIGRIF

Service (Bill)	Number of calls	No. of min	Tariff	Cost	Currency
Initiation from AsOp	30,062	134,322	0.917	123,173.27	RUR
Termination at LD AsOp	25,475	131,560	0.917	120,640.52	RUR
Termination at Int AsOp	4,336	32,430	0.917	29,734.16	RUR
Amount:	59,923	298,362		273,597.95

Format of the Table sheet with an example of filling in

Subscriber	Service (Bill)	Number of calls	No. of min.	Tariff	Cost	Currency
ABAKAN	Termination at LD Op	583,602	2,364,033	1.121	2,650,080.99	RUR
BARNAUL	Termination at LD Op	1,933,826	8,748,509	0.917	8,022,382.75	RUR
G-ALTAISK	Termination at LD Op	220,493	803,209	0.917	736,542.65	RUR
IRKUTSK	Termination at LD Op	1,272,359	6,007,192	1.121	6,734,062.23	RUR
KEMEROVO	Termination at LD Op	1,006,954	4,610,157	0.917	4,227,513.97	RUR
KRASNOYARSK	Termination at LD Op	1,711,150	7,200,464	1.121	8,071,720.14	RUR
NOVOKUZNETSK	Termination at LD Op	570,450	2,738,047	0.917	2,510,789.10	RUR
NOVOSIBIRSK	Termination at LD Op	2,668,357	11,943,350	0.917	10,952,051.95	RUR
CHITA	Termination at Int Op	97,676	438,824	1.121	491,921.70	RUR
ABAKAN	Initiation from Op	676,311	2,654,932	1.771	4,701,884.57	RUR
BARNAUL	Initiation from Op	2,130,356	8,172,438	1.567	12,806,210.35	RUR
G-ALTAISK	Initiation from Op	261,819	1,009,812	1.567	1,582,375.40	RUR
IRKUTSK	Initiation from Op	1,567,697	7,259,781	1.771	12,857,072.15	RUR
KEMEROVO	Initiation from Op	1,555,605	6,636,661	1.567	10,399,647.79	RUR
KRASNOYARSK	Initiation from Op	1,704,910	7,762,528	1.771	13,747,437.09	RUR
NOVOKUZNETSK	Initiation from Op	591,580	2,753,953	1.567	4,315,444.35	RUR

Format of the Aggregated Data sheet with an example of filling in

Subscriber	Service (Traf)	Leg	Pref. zone	LD_Int	No. of calls	No. of min
ABAKAN	Termination at LD Op	0	MG_ABC_Republic of Khakassia, Abakan [390]	LD	583,569	2,363,959
ABAKAN	Termination at LD Op	0	MG_DEF_Republic of Khakassia, Abakan [390]	LD	6	6
ABAKAN	Termination at LD Op	0	LD_7	LD	27	68
ABAKAN	Termination at Int Op	0	MG_ABC_Republic of Khakassia, Abakan [390]	LD	81,325	508,636
ABAKAN	Termination at Int Op	0	MG_DEF_Republic of Khakassia, Abakan [390]	LD	3	3
ABAKAN	Initiation from Op	I	MG_ABC_Altai Republic, Gorno-Altaisk [388]	LD	762	3,385
ABAKAN	Initiation from Op	I	MG_ABC_Altai Territory, Barnaul [385]	LD	8,337	39,902
ABAKAN	Initiation from Op	I	MG_ABC_Amur Region, Blagoveshchensk [416]	LD	1,444	7,049
ABAKAN	Initiation from Op	I	MG_ABC_Arkhangelsk Region, Arkhangelsk [818]	LD	325	1,671
ABAKAN	Initiation from Op	I	MG_ABC_Astrakhan Region, Astrakhan [851]	LD	301	1,648
ABAKAN	Initiation from Op	I	MG_DEF_Amur Region, Blagoveshchensk [416]	LD	331	1,075
ABAKAN	Initiation from Op	I	MG_DEF_Arkhangelsk Region, Arkhangelsk [818]	LD	22	92
ABAKAN	Initiation from Op	I	MG_DEF_Astrakhan Region, Astrakhan [851]	LD	24	67
ABAKAN	Initiation from Op	I	MG_DEF_Belgorod Region, Belgorod [072]	LD	48	140
ABAKAN	Initiation from Op	I	MG_DEF_Bryansk Region, Bryansk [083]	LD	46	129

9.     Together with the report on the volumes of the Traffic Transit Services rendered, Rostelecom shall provide the Operator with a report containing detailed description of prefixes by routes applied during presentation of the accounts for the Accounting Period.

The file containing prefixes shall be referred to in accordance with the following name structure PREFIXES_YYMM.xls

The format of the report with a detailed description of prefixes by routes is given in Table 3.

Table 3.  Format of the report with current prefixes

File: PREFIXES

Current prefixes 01.02.2006

Group of routes:

LD

Pref. zone	Prefix	Date of prefix activation	Date of prefix deactivation
MG_ABC_Republic of Marij El, Ioshkar Ola [836]	7836	01/11/2004	31/12/2999
MG_ABC_Republic of Mordovia, Saransk [834]	7834	01/11/2004	31/12/2999
MG_ABC_Republic of Sakha (Yakutia), Yakutsk [411]	7411	01/11/2004	31/12/2999
MG_ABC_Republic of North Ossetia, Vladikavkaz [867]	7867	01/11/2004	31/12/2999
MG_ABC_Republic of Tatarstan, Kazan [843]	7843	01/11/2004	31/12/2999
MG_ABC_Republic of Tuva, Kyzyl [394]	7394	01/11/2004	31/12/2999
MG_ABC_Republic of Udmurtia, Izhevsk [341]	7341	01/11/2004	31/12/2999
MG_ABC_Republic of Khakassia, Abakan [390]	7390	01/11/2004	31/12/2999
MG_ABC_Rostov Region, Rostov-on-Don [863]	7863	01/11/2004	31/12/2999
MG_ABC_Ryazan Region, Ryazan [091]	7091	01/11/2004	31/12/2999
MG_ABC_Ryazan Region, Ryazan [091]	7491	01/10/2005	31/12/2999
MG_ABC_Samara_OOO ZhIGULITELEKOM [846]	784633505	01/11/2005	01/01/2006
MG_ABC_Samara_OOO ZhIGULITELEKOM [846]	784633506	01/11/2005	01/01/2006
MG_ABC_Samara_OOO ZhIGULITELEKOM [846]	784633507	01/11/2005	01/01/2006
MG_ABC_Samara_OOO ZhIGULITELEKOM [846]	784633508	01/11/2005	01/01/2006
MG_ABC_Samara_OOO ZhIGULITELEKOM [846]	784633996	01/11/2005	01/01/2006
MG_ABC_Samara_OOO ZhIGULITELEKOM [846]	784699826	01/11/2005	01/01/2006
MG_ABC_Samara_OOO ZhIGULITELEKOM [846]	784699827	01/11/2005	01/01/2006
MG_ABC_Samara_OOO ZhIGULITELEKOM [846]	784699828	01/11/2005	01/01/2006
MG_ABC_Samara_OOO ZhIGULITELEKOM [846]	784699829	01/11/2005	01/01/2006
MG_ABC_Samara_OOO ZhIGULITELEKOM [846]	784699863	01/11/2005	01/01/2006
MG_ABC_Samara_OOO ZhIGULITELEKOM [846]	784699864	01/11/2005	01/01/2006

Rostelecom:	Operator:
General Director	General Director
OAO Rostelecom	OAO North-West Telecom

D.Ye. Yerokhin	V.A. Akulich
200	200
Seal here	Seal here

Appendix No. 5
to Contract No. 03-01-01 (revision 3)
dated August 1, 2003

Interaction between Rostelecom and the Operator in the Course of Reconciliation of Data on Long-Distance and International Traffic Transmission.

1.       This Appendix establishes the list of actions that must be performed by the Parties (Rostelecom and the Operator) for the regulation of disputes arising by a discrepancy of traffic transmission data.

2.       This Appendix establishes the methods of data reconciliation on the admitted traffic, the format, the terms and ways of data submission on every stage of reconciliation.

3.       The performance of reconciliation can be initiated by one of the Parties within the validity term of the current Contract on the condition of observance of statue of limitation established by the current law of the Russian Federation.

4.       The basis for the beginning of the data reconciliation actions is the discrepancy between summary volume or cost figures on the services rendered during the Accounting period (in accordance with the data of Rostelecom and the Operator), exceeding 3 (three) % plus/minus.

5.       The following actions can be performed during the reconciliation:

•                  reconciliation of data submitted by Rostelecom and the Operator,

•                  detailed reconciliation

•                  comprehensive technical study;

6.       The reconciliation of data submitted by Rostelecom and the Operator:

6.1.    The Party initiating the reconciliation forms and submits to the other Party the report in the form of Table 1 presented in this Appendix.

6.2.    The Party receiving the report indicated in Clause 6.1, performs counter-analysis of the execution of the conditions hereunder in the billing:

•                       minimal  non-tariff limit of the calls,

•                       type of the traffic round-off,

•                       tariffs.

•                       criteria of traffic accounting (switching, trunks, numbering capacity).

6.3.    If as a result the Party has detected a mistake and its correction has eliminated the discrepancies, the Parties agree on the date of correction of the mistake and the date of re-calculation in accordance with the conditions hereof.

6.4.    If the mistake was not detected and its correction did not effect the elimination of the discrepancies, the Party initiating the reconciliation chooses the directions (no more than five (5)) for which the maximum discrepancies were detected, the volumes must be sufficient for the performance of reconciliation. The data shall be input into Table 2 in accordance with the format specified herein.

The other Party, no later than within five (5) business days upon receipt of the report draws up the Act on the results of the counter-analysis and submits it to be approved by the associated Party.

7.       Detailed reconciliation

7.1.    The basis for the beginning of a detailed reconciliation is the coordinated at the previous stage acts and reports on the condition of absence of detected causes of discrepancies.

7.2.            The Parties adjust the following parameters of the detailed reconciliation:

•                       time factors (month, week, day, hour and so on),

•                       ancillary parameters (switchboards, trunks, numbering capacity),

•                       aspect of the detailed reconciliation,

•                       size of the detailed reconciliation,

•                       data exchange type.

The format sample for accordance of measured call service data for a detailed reconciliation, indicated in Table 3 hereof, can be changed depending on technical feasibility of the Parties.

7.3.         Detailed reconciliation is conducted under the agreement of the Parties using the resources of Rostelecom and/or Operator. The results of the reconciliation, performed by Rostelecom, shall be sent to the Operator within seven (7) business days from concordance of the parameters, indicated in Clause 7.2 hereof.

7.4.          The parties conduct analysis of the results of the detailed reconciliation.

If one of the Parties has detected a mistake and its correction has eliminated the discrepancies, the Parties agree on the date of correction of the mistake and the date of re-calculation in accordance with the conditions hereof.

7.5.         If no errors are detected or after correction of errors discrepancies are not eliminated the results of the analysis shall be revealed in relevant Act within three (3) business days from the date of reconciliation agreed by the Parties. The Parties will co-ordinate the next steps:

•       another additional, ancillary parameters of the reconciliation are selected (repeated execution of the stage of the detailed reconciliation),

•       comprehensive technical study should be performed.

8.       Comprehensive technical study.

8.1.    The reason for the performance of the comprehensive technical study is coordinated on the previous stages statements and the absence of the ascertained reasons for discrepancies.

8.2.    Under the frame of the comprehensive technical study it can be realized by the associated Parties:

•                       verification of capacity for work of communication channels;

•                       verification of the recording completeness  of the tariff files;

•                       verification of recording conditions of the tariff files;

•                       registration of the probing calls;

•                       verification of the routing Regulations;

•                       verification of the software, used in the system of collection and processing of tariff information and so on;

•                       using indirect methods of research.

8.3.    After getting the results the report is developed and agreed by the Parties, and the used methods, conclusions, recommendations for eliminating the reasons, caused the discrepancies, the terms of removal such reasons are indicated therein.

On the basis of the results of the comprehensive technical study report, the decision about re-calculation is taken in accordance with the terms and conditions hereof.

Table 1. The form of data reconciliation report

Operator
Description of Telecommunication services with discrepancies detected
Date and registration number of agreement/contract for the services rendered
Terms of tariffing for the service (minimum non-payable threshold, round-up per second/per minute)
Accounting criteria of the service - terms of connection (switching, trunks, numbering capacity)
Discrepancies
Period dates
Traffic direction (incoming/outgoing/transit)
Type of traffic (long-distance/international/local)

Charges for traffic according to Rostelecom
Charges for traffic according to the Operator
Discrepancies in charges
Volume of traffic according to Rostelecom
Volume of traffic according to the Telecommunications Operator
Discrepancies between volumes

Table 2. Dedicated reconciliation form

	Outgoing									Discrepancies
	ABC		Direction	Rostelecom data			Operator data			%	%
Period	code	Direction	code	min	tariff	total	min	tariff	total	(min)	(RUR)

Table 3. Format of call service data

Data should be presented in electronic file using format dbf or xls

Tel_A*	Tel_B*	Mn_I*	Mn_O*	Date*	Time*	D_sec*

* fill-in spaces are marked

1.               Field Tel_A*: Number of the subscriber A phone

2.               Field Tel_B*: Number of the subscriber B phone

3.               Field Mn_I*: Mnemonics of incoming group of channels

4.               Field Mn_O*: Mnemonics of outgoing group of channels

5.               Field Date*: Date of the call beginning (DDMMYY)

6.               Field Time*: Time of the call beginning (HHMMSS)

7.               Field D_sec*: Call duration (in seconds)

Rostelecom:	Operator:
General Director	General Director
OAO Rostelecom	OAO North-West Telecom

D.Ye. Yerokhin	V.A. Akulich
200	200
Seal here	Seal here

Appendix No. 6

to Contract No. 03-01-01 (revision 3)

dated August 1, 2003

Specifications of Interconnection

1.	Appendix No. 6.1 “Specifications for Interconnection of NWT Area Exchanges to Rostelecom’s Long-Distance and International Telecommunication Networks in the Territory of St. Petersburg”;

2.	Appendix No. 6.2 “Specifications for Interconnection of NWT Area Exchanges to Rostelecom’s Long-Distance and International Telecommunication Networks in the Territory of the Republic of Karelia”;

3.	Appendix No. 6.3 “Specifications for Interconnection of NWT Area Exchanges to Rostelecom’s Long-Distance and International Telecommunication Networks in the Territory of the Pskov Region”;

4.	Appendix No. 6.4 “Specifications for Interconnection of NWT Area Exchanges to Rostelecom’s Long-Distance and International Telecommunication Networks in the Territory of the Novgorod Region”;

5.	Appendix No. 6.5 “Specifications for Interconnection of NWT Area Exchanges to Rostelecom’s Long-Distance and International Telecommunication Networks in the Territory of the Murmansk Region”;

6.	Appendix No. 6.6 “Specifications for Interconnection of NWT Area Exchanges to Rostelecom’s Long-Distance and International Telecommunication Networks in the Territory of the Kaliningrad Region”;

7.	Appendix No. 6.7 “Specifications for Interconnection of NWT Area Exchanges to Rostelecom’s Long-Distance and International Telecommunication Networks in the Territory of the Vologda Region”;

8.	Appendix No. 6.8 “Specifications for Interconnection of NWT Area Exchanges to Rostelecom’s Long-Distance and International Telecommunication Networks in the Territory of the Komi Republic”;

9.	Appendix No. 6.9 “Specifications for Interconnection of NWT Area Exchanges to Rostelecom’s Long-Distance and International Telecommunication Networks in the Territory of the Arkhangelsk Region”.

Appendix No. 7

to Contract No. 03-01-01 (revision 3)

dated August 1, 2003

Information Precedent to Interconnection

1.     This Appendix (hereinafter referred to as “Appendix”) specifies format of information on the Users provided by the Operator, terms and procedure for exchange.

2.     The Operator shall submit to Rostelecom the following data within 3 business days after the receipt of relevant request:

•      Details of the User: taxpayer’s identification number of the subscriber of the Operator, name of subscriber’s account, feature of legal entity, type of subscriber, INN, KPP, OKPO, codes of OKVED, registration number and date of agreement with the user for long-distance and international telecommunications services rendered by Rostelecom.

•      Details of the address: registered address/legal address (post index, region, district, city, settlement, street, house, building, flat/premises), residence/location, if it does not coincide with registered address/legal address, address for invoices, if it does not coincide with residence/location.

•      Bank details: BIK, bank name, name of the bank branch, correspondent account, account, treasury name and number of personal account at the treasury for non-profit entities.

•      Information of subscribers’ numbers: subscriber’s number, type of subscriber’s unit, rate, and identifier of output to ZTE, code of branch or Associated Operator servicing the subscriber’s number if the User is a subscriber of the Associated Operator in accordance with Clause 1.6  hereof.

3.     The Operator shall submit not less than once a day the data on new arrangements and rearrangements, cancellations and substitutions of telephone numbers, any changes of owners and other details specified in para. 2 hereof indicating effective date of the operation.

4.     The Operator shall ensure completeness and validity of the information transferred. In case of the Operator’s failure to provide Rostelecom with complete and accurate information specified in Item 2 of this Section with respect to any Users, the Operator shall have no right to route to Rostelecom’s communication network and Rostelecom, accordingly, shall be entitled not to let pass any traffic from such Users.

5.     The Parties agree to approve detailed procedures and format of submission of the information about the users specified in a separate agreement.

6.     Rostelecom is entitled to apply information obtained from the Operator without prior approval for the following purposes:

•      management payment with the Users for services including execution, issue and service of payment documents and associated papers,

•      management of the Users’ claims related to communication services,

•      execution of analytical reports and statistics for internal usage,

•      processing of requests of tax, law-enforcement entities and other state authorities binding for execution in accordance with current law of the Russian Federation.

7.     Any other application of details of telephone numbers and addresses obtained from the Operator except for stated above purposes may be effected only if agreed by the Parties.

8.     The Operator shall in case of technical equipment or software failure and because of the effect various other conditions resulting in garbling, loss of the data or impossibility of timely transfer, to inform Rostelecom about the reasons of such failures with retransmission of reliable data.

9.     Cooperation in the updating of the data on Subscribers between the Parties is realized through the data exchange in the form of data files of an approved format set in Appendix No. 7 to the Contract.  The following data should be transmitted: data on the Subscribers, the list of which is set by Appendix No. 7 and which are changed through the Accounting period.

10.   The number of updates for the Accounting Period shall be calculated based on the following principles:

10.1.        The base unit of the cost of services in updating data on subscribers of the Operator and Associated Operators is “Change”.

10.2.        The transmitted information is related to some or other period by the date of actual conduct of the operation (e.g., date of the telephone installation, or date of the attribute change);

10.3.        For each User listed in the subscriber base, the program compares opening and closing information on each attribute described in the format of the subscribers data transmission;

10.4.        Difference in one or more User attributes is counted as one Change;

10.5.        Transmission of information about a new User scores one Change;

10.6.        Transmission of information about deletion of a User scores one Change.

11.   Rostelecom shall pay for services on a monthly basis in accordance with Appendix No. 1 to this Agreement for updating information on subscribers of the Operator and Associated Operators.

12.   The Operator by the 5th day of the Billing Period sends to Rostelecom an Act and an invoice indicating the effective volume of the Users database updating services within the Accounting period, and Rostelecom shall by the 8th of the Billing period approves the Act. If there are any remarks in connection to the volume of the services rendered, Rostelecom approves the Act with the remarks. The Parties shall by the 20th day of the Billing period to reconcile these remarks. The Form of the Act is given in Appendix 1 to this Agreement.

13.   Rostelecom pays for the Users database updating services no later than 10 days after signing of the Act by the Parties.

14.   If information transmitted for the database updating services of the Users of the Operator and Associated Operator was presented incorrectly or needs additional data Rostelecom sends an inquiry to the Operator. Retransmission of the information on the Users, the correction of the data is free of charge if performed because of the fault of the Operator”

15.   In the event that the Operator violates requirements specified in item 4 of this Appendix, Rostelecom shall be entitled to demand that the Operator should pay a sum of money for the traffic received from the Operator and passed through Rostelecom’s network in the amount equal to the sum of the following tariffs: Rostelecom’s tariff for the service of call transit through Rostelecom’s communication network from the Operator’s communication network up to the communication network of the service provider of the geographically determined numbering area where the call of the User of which the Operator failed to submit information to Rostelecom pursuant to this Appendix should terminate, and tariff of the said service provider for the service of call termination in the communication network of such service provider (collectively the “Payment for the Traffic”), as well as to charge a penalty calculated as the difference between Rostelecom’s tariff for the long-distance and/or international communication service rendered to the user of the same geographically determined numbering area from which the call was initiated up to the numbering area where the call of the User of which the Operator failed to submit information to Rostelecom pursuant to this Appendix should terminate, and the Payment for the Traffic. The Payment for the Traffic and the penalty mentioned above shall be charged for every minute of the User-initiated traffic that passes from the Operator’s network to Rostelecom’s network. The Operator has to pay the above amounts in case of Rostelecom’s making an appropriate demand.

Structure of data

Each data file shall be structured as follows:

<?xml version=“1.0” encoding=“encoding”?>

<main version=“version” file_number=“file_number” keyword=“keyword”

send_from=“company_id” creation_date=“creation_date” check_sum=“check_sum”>

                . . .

</main>

,where encoding – coding reference designation applied for text file.

For files MS Windows 95/98/NT/2000/XP: windows-1251,

For files MS DOS: cp866,

For files Linux: koi8-r.

Version – version of communication protocol (current version 1.0)

File_number – ordinal number of the file transferred (within the company)

Keyword – key word applied as an extra identifier of the sending company

Company_id – value of the Sending_Company_Code – of the operator which is unique and is issued by Rostelecom in the course of the Agreement execution.

Creation_date – data and time of the file in the format YYYY-MM-DDTHH:mm:ss (YYYY – year (4 digits), MM – number of month in a year (2 digits), DD – day of month (2 digits), T – separating symbol – an English letter ‘T’, HH – hour (24-hour format), mm – minutes (2 digits), ss – seconds (2 digits))

Check_sum – reference amount of the file body (data between tags <main> and </<\main>), calculated by algorythm MD5.

Record <xxx> is subsequently denominated an opening tag and </xxx> - a closing tag xxx. Tag declaration should contain no spaces and tabs. The body between an opening tag <xxx> and a closing tag </xxx> is called section xxx.

Therefore each file contains a header and a section main. Section main in its turn contains one or more sections insert, update or delete.

Section insert indicates that the information contained between the tags must be included into database.

<insert oper_date=“oper_date”>

— frame

</insert>

Section update indicates that the information with properties between the tags must be modified in database..

<update oper_date=“oper_date”>

— frame

</update>

Section delete indicates that the information between the tags must be deleted from database.

<delete oper_date=“oper_date”>

— frame

</delete>

, where oper_date – effective date of operation (for example, connection of a telephone number, changes of details) in the format YYYY-MM-DDTHH:mm:ss (YYYY – year (4 digits), MM – number of month in a year (2 digits), DD – day of month (2 digits), T – separating symbol – an English letter ‘T’, HH – hour (24-hour format), mm – minutes (2 digits), ss – seconds (2 digits)

Frame shall be structured as follows:

<object_1 property=“value”>

<simple_attribute>

simple_attribute_value

</simple_attribute>

. . .

<complex_attribute>

<simple_attribute>

simple_attribute_value

</simple_attribute>

. .. .

<complex_attribute>

. .. .

</complex_attribute>

. . .

</complex_attribute>

. .. .

<object_2 property=“value”>

. .. .

</object_2>

. .. .

</object_1>

Object – a section with simple and complex attributes identified by a property. Current version defines an object as a subscriber identified by property subscriber_id and phone identified by property phone_number. There may be no more that one object with the same name and identification property within a parent section.

Property – object identifier.

Complex attribute – a section containing simple and complex properties. There may be no more that one complex object with the same name within a parent section.

Simple attribute – a property (feature) of an object or complex attribute which value may be set or changed. Simple attribute contains only one value changeable in section Update by tags <old> and <new>. Sample of editing simple attribute within an object:

<object property=“valuee”>

<edited_simple_attribute>

<old>old_attribute_value</old>

<new>new_attribute_value</new>

</edited_simple_attribute>

. .. .

</object>

To modify a simple attributes included into a complex one all old and new attributes must be entered with new and old values.

Sample of editing simple attribute within a complex attribute:

<object property=“valuee”>

<edited_complex_attribute>

<simple_attribute_1>

<old>old_attribute_value</old>

<new>new_attribute_value</new>

</simple_attribute_1>

<simple_attribute_2>

<old></old>

<new>new_attribute_value</new>

</simple_attribute_2>

<simple_attribute_3>

<old>old_attribute_value</old>

<new></new>

</simple_attribute_3>

. . .

</edited_complex_attribute>

</object>

Old attribute value and New attribute value – attribute value before and after editing. It is used for data modification (only section update).

Deletion and editing of data require indication of values of all essential attributes to ensure univocally of the operation.

Structure of data

<subscriber          Unique identifier of the recipient of the bill

<subscriber_name>name of subscriber</subscriber_name>

<legal_entity>property of legal entity</legal_entity>

<category>type of subscriber: Budgetary/self-sustained organizations/population/non-incorporated individual entrepreneur</category>

<inn>INN</inn>

<kpp>KPP</kpp>

<okpo>OKPO</okpo>

<okved>OKVED</okved>

<contract_number>contract number</contract_number>

<contract_date>contract date</contract_date>

<bank_account>

<bank_code>BIK</bank_code>

<bank_name>Name of bank</bank_name>

<branch_bank_name>Branch bank name</branch_bank_name>

<treasury_name>Treasury name</treasury_name>

<treasury_account>Treasury account</treasury_account>

<corr_account>Correspondent account</corr_account>

<settl_account>Account</settl_account>

</bank_account>

<legal_address>

<post_index>Post index</post_index>

<region>Region</region>

<district>District</district>

<city>City</city>

<settle_area>Settlement</settle_area>

<street>Street</street>

<house>House</house>

<building>Building</building>

<flat>Flat</flat>

<add_info>Additional information<add_info>

</legal_address>

<location_address>

<post_index>Post index</post_index>

<region>Region</region>

<district>District</district>

<city>City</city>

<settle_area>Settlement</settle_area>

<street>Street</street>

<house>House</house>

<building>Building</building>

<flat>Flat</flat>

<add_info>Additional information<add_info>

</location_address>

<bill_address>

<post_index>Post index</post_index>

<region>Region</region>

<district>District</district>

<city>City</city>

<settle_area>Settlement</settle_area>

<street>Street</street>

<house>House</house>

<building>Building</building>

<flat>Flat</flat>

<add_info>Additional information<add_info>

</bill_address>

<phone phone_number=“Subsciber number”>

<device>Type of device (telephone/MTA)</device>

<price_plan>Rate (Non-profit/self-financing/population)</price_plan>

<ldservice>identification of output to automatic long-distance and international telecommunications</ldservice>

<company_code>Associated Operator code servicing the subscriber number

</company_code>

<vat_free>taxable</vat_free>

</phone>

</subscriber>

Details of recipient of the bill (Subscriber)

Attribute name	Obligation degree	Acceptable values	Description
subscriber_id	Obligatory given as a parameter	Symbol line of 15 digits	The unique identifier of the Subscriber within the Operator’s company
subscriber_name	All subscribers		Name of subscriber
legal_entity	All subscribers	0-natural person 1-legal entity	Feature of a legal entity
category	All subscribers	0- Budgetary organizations 1- Self-sustained organizations 2-population 3-Non-incorporated individual entrepreneur	Type of subscriber
inn	Legal entities		INN
kpp	Legal entities		KPP
okpo	Legal entities		OKPO
okved	Legal entities		OKVED
contract_number	All subscribers		Number of agreement on long-distance and international telecommunications services
contract_date	All subscribers	in format YYYY-MM-DD	Date of agreement on long-distance and international telecommunications services
bank_account	Legal entities	Complex attribute	Bank details

Attribute name	Obligation degree	Acceptable values	Description
legal_address	All subscribers	Complex attribute	Legal address/registration
location_address	if differs from legal_address	Complex attribute	Residence/Location
bill_address	if differs from location_address	Complex attribute	Bill delivery address
phone	All subscribers	Object	Information on subscriber’s number

Bank details (Bank_account)

Attribute name	Obligation degree	Acceptable values	Description
bank_code	Legal entities		BIK
bank_name	Legal entities		Bank name
branch_bank_name	if available		Name of bank branch
treasury_name	Non-profit entities		Name of treasury
treasury_account	Non-profit entities		Name of personal account with the treasury
corr_account	Legal entities		Correspondent account
settl_account	Legal entities		Current account

Addresses (Legal_address, Location_address, Bill_address)

Attribute name	Obligation degree	Acceptable values	Description
post_index			Post index
region			Region
district			District
city			City
settle_area			Settlement
street			Street
house			House
building			Building
flat			Flat
add_info			Additional information

Subscribers’ Numbers (Phone)

Attribute name	Obligation degree	Acceptable values	Description
phone_number	Obligatory given as a parameter	Line of 10 characters (figures only)	Full subscriber number
device	All subscribers	0-telephone 1-call office 2- Operator’s workstation 3- Card platform 4-public exchange (automatics) 5-public exchange(customized)	Type of the subscriber gear

price_plan	All subscribers	1-population 2- Self-sustained organizations 3- Budgetary organizations	Tariff
ldservice	All subscribers	0-closed 1-open	Access to long-distance and international telecommunications services is closed or open
company_code	All subscribers	Data from “Reference book of Associated operators”, Appendix No.2)	Code of affiliate or Associated Operator servicing the subscriber number
vat_free	Diplomatic mission or their employees	default VAT rate 1- 0% VAT rate	The sign of 0% VAT rate application to the realization of the services

Rostelecom:	Operator:

General Director

General Director

OAO Rostelecom	OAO North-West Telecom

D.Ye. Yerokhin	V.A. Akulich
200	200
Seal here	Seal here